Eos Energy Enterprises, Inc. CLAWBACK POLICY Introduction The Board of Directors (the "Board") of Eos Energy Enterprises, Inc. (the "Company") believes that it is in the best interests of the Company and its shareholders to create and maintain a culture that emphasizes integrity and accountability and that reinforces the Company's pay-for-performance compensation philosophy. This policy has therefore been adopted by the Board on September 11, 2023 to provide for the recoupment of certain executive compensation in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under the federal securities laws (the "Policy"). This Policy is designed to comply with Section 10D of the Securities Exchange Act of 1934 (the "Exchange Act") and Section 5608 of the Nasdaq Listing Rules (the “Listing Rule”). Administration This Policy shall be administered by the Compensation Committee of the Board or any successor committee thereof (the “Committee”). If there is no Compensation Committee of the Board, references herein to the Committee shall refer to the Company’s committee of independent directors that is responsible for executive compensation decisions, or in the absence of such a compensation committee, the independent members of the Board. Any determinations made by the Committee shall be final and binding on all affected individuals. The Committee is authorized to interpret and construe this Policy and to make all determinations necessary, appropriate, or advisable for the administration of this Policy and to comply with applicable law (including Section 10D of the Exchange Act) and applicable stock market or exchange rules and regulations (including the Listing Rule). Notwithstanding anything to the contrary contained herein, to the extent permitted by Section 10D of the Exchange Act and the Listing Rule, the Board may, in its sole discretion, at any time and from time to time, administer this Policy in the same manner as the Committee. Covered Executives This Policy applies to the Company's current and former “executive officers”, as defined under Section 10D of the Exchange Act and the Listing Rule, as determined by the Committee (“Covered Executives”). Recoupment; Accounting Restatement In the event the Company is required to prepare an accounting restatement of its financial statements due to the Company's material noncompliance with any financial reporting requirement under the U.S. federal securities laws that is required in order to correct (i) an error in previously issued financial statements that is material to the previously issued financial statements or (ii) an error that would result in a material misstate if the error were (A) corrected in the current period or (B) left uncorrected in the current period (a “Financial Restatement”), the Committee will require reimbursement or forfeiture of any excess Incentive Compensation received by any Covered Executive during the three completed fiscal years immediately preceding the date on which the Company is required to prepare a Financial Restatement; provided that: (i) such Incentive Compensation was received by such Covered Executive (A) on or after the Effective Date, (B) after he or she commenced service as an executive officer (as defined under Section 10D of the Exchange Act and the Listing Rule) and (C) while the Company had a class of securities publicly listed on a United States national securities exchange; and (ii) such Covered Executive served as an executive officer at any time during the performance period applicable to such Incentive Compensation. For purposes of this Policy, a Financial Restatement shall not be deemed to occur in the event of a revision of the Company’s financial statements due to an out-of-period adjustment (i.e., when the error is immaterial to the previously issued financial statements and the correction of the error is also immaterial to the current period) or a retrospective (1) application of a change in accounting principles; (2) revision to reportable segment information due to a change in the structure of the Company’s internal organization; (3) reclassification due to a discontinued operation; (4) application of a change in reporting entity, such as from a reorganization of entities under common control; or (5) revision for stock splits, reverse stock splits, stock dividends or other changes in capital structure. Incentive Compensation For purposes of this Policy, Incentive Compensation means any compensation that is granted, earned, or vested based wholly or in part on the attainment of a financial reporting measure, including each of the following:

2 • Annual bonuses and other short- and long-term cash incentives. • Stock options. • Stock appreciation rights. • Restricted stock. • Restricted stock units. • Performance shares. • Performance units. For purposes of this Policy, Incentive Compensation shall also be deemed to include any amounts which were determined based on (or were otherwise calculated by reference to) Incentive Compensation (including, without limitation, any amounts under any long-term disability, life insurance or supplemental retirement or severance plan or agreement or any notional account that is based on Incentive Compensation, as well as any earnings accrued thereon). Financial reporting measures are any (i) measures that are determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements, (ii) stock price measures or (iii) total shareholder return measures (and any measures that are derived, wholly or in part, from any measures referenced in clause (i), (ii) or (iii)). For the avoidance of doubt, any such measure does not need to be presented within the Company’s financial statements or included in a filing with the U.S. Securities and Exchange Commission to constitute a financial reporting measure. Financial reporting measures include, without limitation: • Company stock price. • Total shareholder return. • Revenues. • Net income. • Earnings before interest, taxes, depreciation, and amortization (EBITDA). • Funds from operations. • Liquidity measures such as working capital, operating cash flow, and customer payments or deposits. • Return measures such as return on invested capital or return on assets. • Earnings measures such as earnings per share • Cost metrics. For purposes of this Policy, Incentive Compensation is “received” by a Covered Executive during the fiscal period in which the financial reporting measure applicable to such Incentive Compensation (or portion thereof) is attained, even if the payment or grant of such Incentive Compensation is made thereafter. Excess Incentive Compensation: Amount Subject to Recovery The amount to be recovered under this Policy will be the excess (on a pre-tax basis) of the Incentive Compensation received by the Covered Executive over the Incentive Compensation that would have otherwise been received by the Covered Executive if calculated based on the Financial Restatement, as determined by the Committee. For Incentive Compensation based on stock price or total shareholder return, where the Committee cannot determine the amount of excess Incentive Compensation received by the Covered Executive directly from the information in the Financial Restatement, then it will make its determination based on a reasonable estimate of the effect of the Financial Restatement on the stock price or total shareholder return upon which the Incentive Compensation was received. Method of Recoupment

3 The Committee will determine, in its sole discretion, the method for recouping Incentive Compensation hereunder in accordance with applicable law, which may include, without limitation: (a) requiring reimbursement of cash Incentive Compensation previously paid; (b) seeking recovery of any gain realized on the vesting, exercise, settlement, sale, transfer, or other disposition of any equity-based awards; (c) offsetting the recouped amount from any compensation otherwise owed by the Company to the Covered Executive; (d)) cancelling outstanding vested or unvested equity awards; and/or (e) taking any other remedial and recovery action permitted by law, as determined by the Committee. For the avoidance of doubt, except as permitted under Section 10D of the Exchange Act and the Listing Rule, in no event may the Company accept an amount that is less than the amount of excess Incentive Compensation; provided that, to the extent necessary to avoid any adverse tax consequences to the Covered Executive pursuant to Section 409A of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any offsets against amounts under any nonqualified deferred compensation plans (as defined under Section 409A of the Code) shall be made in compliance with Section 409A of the Code. No Indemnification The Company shall not indemnify any Covered Executives against any losses that such Covered Executive may incur in connection with the recovery of excess Incentive Compensation pursuant to this Policy, including through the payment of insurance premiums or gross-up payments. Interpretation Notwithstanding anything to the contrary herein, this Policy is intended to comply with the requirements of Section 10D of the Exchange Act and the Listing Rule (and any applicable regulations, administrative interpretations or stock market or exchange rules and regulations adopted in connection therewith). The provisions of this Policy shall be interpreted in a manner that satisfies such requirements and this Policy shall be operated accordingly. If any provision of this Policy would otherwise frustrate or conflict with this intent, the provision shall be interpreted and deemed amended so as to avoid such conflict. Effective Date This Policy shall be effective as of the date on which the Listing Rule becomes effective or October 2, 2023 (the "Effective Date"). Amendment; Termination The Committee may amend this Policy from time to time in its discretion and shall amend this Policy as it deems necessary to reflect final regulations adopted by the Securities and Exchange Commission under Section 10D of the Exchange Act and to comply with any rules or standards adopted by a national securities exchange on which the Company's securities are listed. The Board may terminate this Policy at any time, subject to applicable law. To the extent that any applicable law, or stock market or exchange rules or regulations require recovery of compensation in circumstances in addition to those specified herein, nothing in this Policy shall be deemed to limit or restrict the right or obligation of the Company to recover compensation to the fullest extent required by such applicable law, stock market or exchange rules and regulations. Other Recoupment Rights The Board intends that this Policy will be applied to the fullest extent of the law. The Committee may require that any employment agreement, equity award agreement, or similar agreement entered into on or after the Effective Date shall, as a condition to the grant of any benefit thereunder, require a Covered Executive to agree to abide by the terms of this Policy. Any right of recoupment under this Policy is in addition to, and not in lieu of, any other remedies or rights of recoupment that may be available to the Company pursuant to the terms of any similar policy in any employment agreement, equity award agreement, or similar agreement and any other legal remedies available to the Company; provided, however, that any amounts recouped or clawed back under any other policy that would

4 be recoupable under this Policy shall count toward any required clawback or recoupment under this Policy and vice versa. Impracticability The Committee shall recover any excess Incentive Compensation in accordance with this Policy unless such recovery would be impracticable, as determined by the Committee in accordance with Rule 10D-1 of the Exchange Act and the Listing Rule. Notwithstanding anything to the contrary in this Policy, the Company shall not be required to recover any excess Incentive Compensation if both (x) the conditions set forth in either of the following clauses (i) or (ii) are satisfied and (y) the Company’s committee of independent directors that is responsible for executive compensation decisions (or in the absence of such a compensation committee, by a majority of the independent directors serving on the Board) has determined that recovery of the excess Incentive Compensation would be impracticable: (i) the direct expense paid to a third party to assist in enforcing the recovery of the excess Incentive Compensation under this Policy would exceed the amount of such Incentive Compensation to be recovered; provided that, before concluding that it would be impracticable to recover any amount of excess Incentive Compensation pursuant to this Policy, the Company shall have first made a reasonable attempt to recover such Incentive Compensation, document such reasonable attempt(s) to make such recovery and provide that documentation to Nasdaq; or (ii) recovery of the excess Incentive Compensation would likely cause an otherwise tax-qualified retirement plan, under which benefits are broadly available to employees of the Company, to fail to meet the requirements of Sections 401(a)(13) or 411(a) of the Code. Successors This Policy shall be binding and enforceable against all Covered Executives and their beneficiaries, heirs, executors, administrators or other legal representatives.